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EXHIBIT 10(M)


                           SECOND EXTENSION AGREEMENT
                           --------------------------


         SECOND EXTENSION AGREEMENT (the "Second Extension Agreement") by and between INSILCO CORPORATION, a Delaware corporation (the "Company"), and ROBERT
L. SMIALEK, (the "Executive"), dated as of the ___ day of __________ 1997.

         WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of the 1st day of May 1993, which was subsequently amended and restated as of the 1st day of July, 1993 (the "Agreement"); and the parties have agreed to amend certain provisions of the Agreement; and

         WHEREAS, the Company and the Executive also entered into an Option Agreement dated as of the 1st day of May 1993 (the "Option Agreement"), and have agreed to amend certain provisions of the Option Agreement; and

         WHEREAS, the Company and the Executive entered into an Extension Agreement dated as of the 1st day of May, 1996, which amended the Agreement and the Option Agreement, and the parties have now decided to further amend certain of the provisions of the Agreement and the Option Agreement.

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1. Capitalized Terms. Unless otherwise provided, capitalized terms used herein shall have the meaning given to them; as capitalized terms in the Agreement or the Option Agreement, as the case may be.

         2. Employment Period. The company shall continue to employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in the Agreement, except as modified by this Second Extension Agreement, for the period commencing on May 1, 1996 and
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ending on April 30, 2001 (the "Extended Employment Period"). Unless specifically otherwise provided herein, or unless the context plainly provides otherwise, all references to the Employment Period in the Agreement shall hereafter include the Extended Employment Period.

         3. Compensation. During the Extended Employment Period the Executive shall receive an Annual base Salary and an Annual Bonus in such amounts as may be determined and awarded from time to time by the Board, but in no event shall the Annual Base Salary be less than the amount paid the Executive for 1996.

         4. Extension of Time. Clause (iv) of Section 4 of the Option Agreement is amended to read as follows:

                  "(iv) the day immediately following the eighth anniversary of the date hereof."

         5. Except as hereinabove expressly provided herein, all of the terms and conditions set forth in the Agreement and Option Agreement, as previously amended by the Extension Agreement, are hereby ratified, approved and confirmed.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Extension Agreement to be executed in its name on its behalf, all as of the day and year first above written.


                                     -------------------------------------
                                     Robert L. Smialek, Executive


                                     INSILCO CORPORATION

                                     By:
                                        ----------------------------------
                                          Kenneth H. Koch
                                          Vice President & General Counsel